UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☑	Soliciting Material under § 240.14a-12

FLUIDIGM CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear NAME,

We wanted to share the exciting news that we just announced an investment from Casdin Capital and Viking Global Investors, two prominent institutional investors in life sciences, under which we will receive a $250 million capital infusion.

The press release we issued can be found on our website, and below we have provided a few of the key highlights of the news:

•

The additional capital will allow the Company to accelerate both organic and inorganic growth to deliver greater breadth and scale, invest in direct sales and marketing to expand its relationships within the life sciences ecosystem, and optimize its cost structure.

•	Upon the closing of the investment, which is expected in late Q1, Fluidigm’s name will change to Standard BioTools Inc.

•

In connection with the investment, Casdin and Viking each will be entitled to appoint one director to the Standard BioTools Board. Casdin has chosen Eli Casdin as its Board appointee and Viking has selected Dr. Martin Madaus. Two current Fluidigm directors will step down such that the Board will continue to comprise seven directors.

•

Dr. Michael Egholm will be appointed as CEO and join the Board of Standard BioTools, at which point Chris Linthwaite will step down as CEO and as a Board member. Chris will then serve in an advisory role until November 30, 2022 to ensure a smooth transition. Alex Kim will also join the Company as COO and lead transformation activities.

•

In the unlikely event that we do not close the transaction before May 15, 2022, Michael will take over as CEO, effective immediately, and Chris will subsequently transition into his role as an advisor to the Company.

This investment is the culmination of the Board’s previously announced comprehensive review of a wide range of options to maximize stockholder value and has been unanimously approved by all members of the Board. The transaction is still subject to the satisfaction of customary closing conditions, including approval by Fluidigm stockholders and applicable regulatory approvals.

Best Regards,

Peter DeNardo

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding: Fluidigm’s planned use of the proceeds from the transactions described in this communication (the “Transaction”); cost structure optimization; acceleration of growth; investments to expand Fluidigm’s customer base; plans for Fluidigm’s products; the expected timing and closing of the investment; and other expectations for Fluidigm following the closing of the Transaction. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to risks relating to: Fluidigm’s liquidity position and financing requirements; any failure to obtain required stockholder approval of the Transaction; the possibility that the conditions to the closing of the Transaction are not satisfied; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; the ability of each party to consummate the Transaction; possible disruption related to the Transaction to Fluidigm’s current plans and operations, including through the loss of customers and employees; changes in Fluidigm’s business or external market conditions; the impact of the Covid-19 pandemic and related government mandate; interruptions or delays in the supply of components or materials for, or manufacturing of, Fluidigm products; Fluidigm’s ability to achieve its expected strategic, financial and operational plans. Information on these and additional risks and uncertainties and other information affecting Fluidigm’s business and operating results is contained in its Annual Report on Form 10-K for the year ended December 31, 2020, and in its other filings with the Securities and Exchange Commission (the “SEC”). These forward-looking statements speak only as of the date of this communication. Fluidigm disclaims any obligation to update these forward-looking statements except as may be required by law.

Additional Information and Where to Find It

Fluidigm, its directors and certain executive officers are participants in the solicitation of proxies from shareholders in connection with the Transaction. Fluidigm plans to file a proxy statement (the “Transaction Proxy Statement”) with SEC in connection with the solicitation of proxies to approve the Transaction.

Nicolas M. Barthelemy, Gerhard F. Burbach, Laura M. Clague, Bill W. Colston, S. Christopher Linthwaite, Carlos V. Paya and Ana K. Stankovic, all of whom are members of Fluidigm’s Board of Directors, and Vikram Jog, who is Fluidigm’s Chief Financial Officer, are participants in Fluidigm’s solicitation. Other than Mr. Linthwaite, none of such participants owns in excess of 1% of Fluidigm’s common stock. Mr. Linthwaite may be deemed to own approximately 1% of Fluidigm’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Fluidigm’s definitive proxy statement for its 2021 Annual Meeting of Shareholders (the “2021 Proxy Statement”), which was filed with the SEC on April 14, 2021. To the extent that holdings of Fluidigm’s securities by such persons have changed since the amounts printed in the 2021 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

In addition, Eli Casdin and Dr. Martin D. Madaus are participants in Fluidigm’s solicitation. Neither Mr. Casdin nor Dr. Madaus owns in excess of 1% of Fluidigm’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Fluidigm will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each shareholder entitled to vote at the special meeting to consider the Transaction. SHAREHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT FLUIDIGM WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Fluidigm with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Fluidigm’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Fluidigm with the SEC in connection with the Transaction will also be available, free of charge, at Fluidigm’s investor relations website (investors.fluidigm.com) or by writing to Fluidigm Corporation, Attention: Investor Relations, 2 Tower Place, Suite 2000, South San Francisco, CA 94080.